UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On October 4, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing a new discovery of high-grade uranium at its 82.77% owned Christie Lake Project, located in the eastern Athabasca Basin (see Figure 1) of northern Saskatchewan, Canada (see “About the Christie Lake Project” below). Christie Lake (see Figure 2) is an exciting, growth-oriented, high-grade resource-stage project, strategically situated 9 km along strike of Cameco’s McArthur River Mine and is of one of 29 projects in UEC’s recent $171 million acquisition of UEX Corporation.

●	UEC’s Newly Acquired Canadian High-Grade Pipeline: Christie Lake is one of 29 properties included in the portfolio from recently acquired UEX Corporation (UEX”).

●
Amongst the Highest-Grade Drill Intersections of 2022: Latest drill results represent the highest-grade mineralized intersection ever encountered at the Christie Lake Project and amongst the sector’s best uranium results of the year, mineralization remains open in all directions.

●	Growing Resources: New SK-1300 resource report for Christie Lake Project to incorporate the new drill results.

●
Strategic Location: Christie Lake Property is situated in the eastern Athabasca Basin approximately 9 km northeast and along strike of Cameco’s operating McArthur River Mine, the world’s largest and highest-grade uranium mine.

●
Decades of Conventional Mining History with Superior Grade: Uranium from the Athabasca Basin places Canada among the top producers of global uranium using conventional production and the unique geology of the Athabasca Basin deposits can result in grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

To date, seven holes have been drilled into a new discovery, named the Sakura Zone.

Discovery hole, CB-173 encountered high-grade mineralization that averaged 7.8% eU3O8 over 9.1 m between 422.2 m and 431.3 m, and included a subinterval of 26.1% eU3O8 over 2.3 m from 425.1 m to 427.4 m.

Follow-up hole CB-176A, intersected the unconformity approximately 13 m north-east of CB-173, and intersected 68.7% eU3O8 over 2.1 m from 426.9 m to 429.0 m (see Figure 3 and Table 1), the highest-grade mineralized intersection ever encountered on the Christie Lake Property.

All seven holes contain uranium mineralization at or near the unconformity.

These intersections represent some of the largest and highest-grade drill intersections of uranium reported globally in 2022.

Amir Adnani, CEO and President stated: “We’re delighted to hit the ground running with our newly acquired portfolio in Canada. In the last ten months we’ve invested close to $420 million to create a unique two-pronged approach with a 100% unhedged market strategy: 1) near term U.S. In-Situ Recovery (“ISR”) production; and 2) Canadian high-grade conventional pipeline.  Our Canadian high-grade conventional business is comprised of 29 projects, 5 of which are advanced resource-stage, with Christie Lake being one that we see strong potential for resource growth. The projects in Canada’s Athabasca Basin are among the highest grades globally for conventional mining and today’s headline 68% grade over 2 meters demonstrates this competitive advantage. While porosity, flow-rates and recoveries are essential in U.S. In-Situ Recovery production, grade is king in conventional mining. At UEC we have created a North American platform of best-in-class uranium resources in proven U.S. and Canadian mining jurisdictions.”

Mineralization at the Sakura Zone remains open for expansion in all directions and will be the focus of the next phase of drilling on the Christie Lake Project. UEC’s 2022 summer exploration program has now been completed and the Company plans to commence the 2023 winter program in early January of the new year.

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometers. The unique geology of the Athabasca Basin deposits can result in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association (“WNA”), the Athabasca Basin was responsible for producing 9.7% of the world’s uranium production in 2021.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks, known as the unconformity. Uranium can be found at the interface, known as the unconformity, or up to several hundreds of meters below the unconformity surface in the underlying fault structures in the basement.

Table 1 – Radiometric Equivalent Grades- Sakura Zone – Christie Lake Project1,2

True widths of the mineralization are estimated to be 90-95% of core length reported

Notes:

1.	True widths of the mineralization reported in Table 1 is anticipated to be 90-95% of core length but cannot be verified at this time.
2.	eU3O8 refers to radiometric equivalent grade U3O8, and it determined using calibrated down-hole radiometric probes, a process further discussed in the section “About Radiometric Grades”.

The uranium concentrations from holes presented above is the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, which is determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

The core recovery from the mineralized zone in hole CB-176A is estimated to be approximately 20%. The portions of the core recovered from the interval confirm the presence of very high-grade uranium mineralization. Thus, the Company believes that assay results collected from the mineralized interval will not be representative of the true concentration of uranium present and that the REG presented above will be a more accurate estimate of grade. The Company has restricted the reported core length and concentration of the mineralization detected by the probe to the intervals of lost core and visibly mineralized recovered drill core. The probe measured radiation occurs over a wider interval than was observed as either mineralized core or lost core. The Company believes that wider interval detected by the probe is likely due to the smearing of uranium-bearing drill cuttings along the inside of the drill core, a process that occasionally occurs during the drilling process.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes which are lowered down the hole, a method commonly used by uranium explorers and miners in the Athabasca Basin. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole.

The probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Sometimes within high-grade intervals, due to a process called ‘saturation’ occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes it can be difficult to accurate determine radiometric equivalent grades.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at the SRC’s Geoanalytical Laboratory in Saskatoon, Saskatchewan, with results expected in the coming weeks.

About the Christie Lake Project

UEC holds an 82.775% combined direct and indirect interest in the Christie Lake Project which is a joint venture with JCU (Canada) Exploration Company, Limited, a company that is 50% owned by UEC’s wholly owned subsidiary UEX Corporation. UEC’s direct ownership in Christie Lake is 65.5492% and indirect ownership through its 50% ownership in JCU is 17.2254%

The Christie Lake Project is located in the eastern Athabasca Basin (see Figures 1 and 2) approximately 9 km northeast and along strike of Cameco’s McArthur River Mine, the world’s largest and highest-grade uranium mine. The controlling structure of the McArthur River Mine deposits, the P2 fault, continues to the northeast beyond the mine and trends onto the Christie Lake Project. Our technical team believes that, through a series of en-echelon steps, the northeast strike extension of the P2 Fault not only crosses the Christie Lake Project but also controls the three known uranium deposits on Christie Lake: the Ōrora, Paul Bay and Ken Pen Deposits as well as the newly discovered Sakura Zone.

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Roger Lemaitre, P.Eng., P.Geo., UEX’s President and CEO and Chris Hamel, P.Geo, UEX’s Vice President, Exploration, and Nathan Barsi, P.Geo., UEX’s District Geologist, who are each considered to be a Qualified Person as defined by S-K 1300.

Figure 1

Figure 2

Figure 3

CB-133-1
CB-176A-1
CB-173-1
CB-176A
CB-173
CB-173-2
CB-177
CB-175A
0.13% eU_3O_8 \ 4.4 m
0.33% eU_3O_8 \ 1.3 m
68.7% eU_3O_8 \ 2.1 m
0.49% eU_3O_8 \ 1.1 m
0.13% eU_3O_8 \ 1.1 m
13.7% eU_3O_8 \ 5.1 m
0.25% eU_3O_8 \ 4.3 m
0.58% eU_3O_8 \ 1.6 m
Legend
2022 DDH Collar
Pre 2022 DDH Collar
2022 DDH UC Intersection
2022 DDH Traces
Pre 2022 DDH Traces
2022 New Uranium Showing
Uranium Deposit (> 0.05% U_3O_8)
CL_Lakes
0 4 8 12 Meters
1:350

Christie Lake
2022 New Uranium Showing

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	News Release dated October 4, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: October 4, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer